EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

•	Form S-8 (No. 333-116738);
•	Form S-8 (No. 333-142861);
•	Form S-8 (No. 333-197302); and
•	Form S-3ASR (No. 333-201611)

of our reports dated February 26, 2016 with respect to the consolidated financial statements of Capstead Mortgage Corporation and the effectiveness of internal control over financial reporting of Capstead Mortgage Corporation included in this Annual Report (Form 10-K) of Capstead Mortgage Corporation for the year ended December 31, 2015.

/s/ ERNST & YOUNG LLP

Dallas, Texas
February 26, 2016